UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2021

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue,	Cleveland,	Ohio	44115-2634
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2021, the Athersys, Inc. (the “Company”) entered into retention agreements with each of Mr. William Lehmann, Jr., its Interim Chief Executive Officer, Dr. John Harrington, its Executive Vice President and Chief Scientific Officer, Mr. Ivor Macleod, its Chief Financial Officer, and Ms. Laura Campbell, its Senior Vice President of Finance. Each retention agreement provides for a cash retention award and a stock option award, with vesting in each case tied to a continued service requirement.
The cash retention awards are in the following amounts: Mr. Lehmann, $286,743, Dr. Harrington, $503,287, Mr. Macleod, $211,150, and Ms. Campbell, $156,456. Vesting of the cash retention awards requires continued service through May 1, 2022, except in the case of Dr. Harrington, whose award vests in five installments over a multi-year period concluding on July 1, 2023. Vesting of retention award would be accelerated upon a termination without cause of the applicable executive officer’s employment, subject to the executive officer’s execution and non-revocation of a release of claims in the Company’s favor.
The stock options were granted on March 1, 2021 in the following amounts: Mr. Lehmann, 500,000, Dr. Harrington, 750,000, Mr. Macleod, 250,000, and Ms. Campbell, 100,000. Each stock option has an exercise price equal to the closing price on the date of grant and will vest 1/3 on May 1, 2022 and 2/3 on May 1, 2023, subject to the applicable executive officer’s continued service through the applicable vesting date. Vesting of the stock options would be accelerated upon a termination without cause of the applicable executive officer’s employment, subject to the executive officer’s execution and non-revocation of a release of claims in the Company’s favor.
The retention letter with Mr. Lehmann additionally provides for a supplemental base salary of $10,000 per month for so long as he is serving as Interim Chief Executive Officer, and for a target bonus for 2021 equal to 60% of his base salary actually earned in 2021, inclusive of any such supplemental base salary.
The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the retention agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Retention Letter, dated as of February 26, 2021 between Athersys, Inc. and Mr. William Lehmann, Jr.

10.2	Retention Letter, dated as of February 26, 2021 between Athersys, Inc. and Dr. John Harrington

10.3	Retention Letter, dated as of February 26, 2021 between Athersys, Inc. and Mr. Ivor Macleod

10.4	Retention Letter, dated as of February 26, 2021 between Athersys, Inc. and Ms. Laura Campbell

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 2, 2021

ATHERSYS, INC.

By:	/s/ Ivor Macleod
Name: Ivor Macleod Title: Chief Financial Officer